Exhibit 99.1
News Release

For Immediate Release	Contact:	Bob Lougee (703) 721-3080
Wednesday, July 29, 2009		bob.lougee@usamobility.com
USA Mobility Reports Second Quarter Operating Results;
Board Declares Quarterly Cash Distribution
Average Revenue Per Unit, Recurring Cash Flow Margins Reach New Highs;
Company Continues to Reduce Operating Expenses
Alexandria, VA (July 29, 2009) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the second quarter ended June 30, 2009.
In addition, the Company’s Board of Directors declared a regular quarterly cash distribution of $0.25 per share, payable on September 10, 2009 to stockholders of record on August 14, 2009. The Company expects the entire distribution to be paid as a return of capital.
Total revenue was $75.1 million for the second quarter, compared to $79.7 million in the first quarter and $92.1 million in the second quarter of 2008. Operating income was $12.8 million for the second quarter, while EBITDA (earnings before interest, taxes, depreciation, amortization and accretion) totaled $24.0 million, compared to $28.6 million in the first quarter and $30.6 million in the year-earlier quarter. Second quarter results were negatively impacted by a one-time settlement expense of $4.0 million in connection with patent litigation. Absent the one-time litigation settlement expense, operating income would have been $16.8 million and EBITDA $28.0 million.
Net income for the second quarter was $44.7 million, or $1.93 per fully diluted share, compared to net income of $10.3 million, or $0.37 per fully diluted share, in the second quarter of 2008. The significant increase in net income in the second quarter was largely the result of a one-time income tax benefit of $37.0 million due to the effective settlement of uncertain tax positions, and tax refund claims. Excluding the one-time tax adjustment and $4.0 million litigation settlement expense, net income in the second quarter would have been $10.1 million, or $0.43 per fully diluted share.

Second quarter results included:
•	Total paging ARPU (average revenue per unit) increased to $8.96 in the second quarter, its highest level since the third quarter of 2005, from $8.86 in the first quarter and $8.54 in the year-earlier quarter.

•	The quarterly rate of revenue erosion was 5.7 percent, compared to 5.4 percent in the first quarter and 2.8 percent in the second quarter of 2008. The annual rate of revenue erosion was 18.4 percent, compared to 15.9 percent in the first quarter and 14.3 percent in the year-earlier quarter.

•	Net unit loss in the second quarter was 158,000, compared to 208,000 in the first quarter and 157,000 in the second quarter of 2008. Total units in service were 2,449,000 at June 30, 2009, compared to 2,607,000 at March 31, 2009.

•	The quarterly rate of subscriber loss was 6.0 percent in the second quarter, compared to 7.4 percent in the first quarter and 4.7 percent in the second quarter of 2008. The annual rate of subscriber erosion was 22.9 percent in the second quarter, compared to 21.8 percent in the first quarter and 15.5 percent in the year-earlier quarter.

•	Operating expenses (excluding depreciation, amortization and accretion) totaled $51.2 million, compared to $51.1 million in the first quarter of 2009. Absent the one-time litigation settlement expense of $4.0 million, operating expenses in the second quarter would have been $47.2 million, a reduction of $14.3 million, or 23.3 percent, from $61.5 million in the second quarter of 2008.

•	EBITDA margin (or EBITDA as a percentage of revenue) was 31.9 percent, compared to 35.9 percent in the first quarter and 33.2 percent in the year-earlier quarter. Excluding the one-time litigation settlement expense of $4.0 million, EBITDA margin in the second quarter would have been 37.2 percent, the highest level since the Company’s merger in 2004.

•	Based on the completion of the IRS income tax audits for 2005 and 2006 and certain refund claims, the Company recorded a $37.0 million reduction to income tax expense in the quarter.

•	Capital expenses were $4.4 million, compared to $6.1 million in the first quarter of 2009.

•	The Company’s cash balance at June 30, 2009 was $79.6 million.
“We continued to make excellent progress during the second quarter,” said Vincent D. Kelly, president and chief executive officer, “as operating results met or exceeded the majority of our performance objectives and were consistent with the financial guidance we provided earlier this year. ARPU and recurring cash flow margins rose to their highest levels in years, recurring operating expenses were further reduced, and we continued to provide cost effective and reliable wireless communications services to our customers on a profitable basis.” Kelly added: “While subscriber cancellations were higher than anticipated, due in large part to a weak economy nationwide, we continued to see lower net unit losses in our Healthcare market segment, which now represents approximately 50 percent of our customer base.”
Kelly said USA Mobility again returned capital to stockholders in the second quarter in the form of cash distributions, consistent with its goal of generating sufficient free cash flow to regularly return capital to stockholders. “We produced $25.3 million in cash from operations in the quarter, allowing us to pay a regular quarterly cash distribution of $0.25 per share on June 18, 2009, representing a return of capital to our stockholders of approximately $5.7 million. Including the second quarter distribution, we have now returned $311.1 million to stockholders over the past four years.”
Thomas L. Schilling, chief operating officer and chief financial officer, said the Company continued to reduce operating expenses during the second quarter through a combination of internal consolidations and company-wide cost control initiatives. “Absent the one-time litigation settlement expense of $4.0 million, operating expenses (excluding depreciation, amortization and accretion) decreased 23.3 percent from the year-earlier quarter, once again outpacing the year-over-year decline in revenue of 18.4 percent. In addition,” Schilling noted, “excluding the one-time litigation settlement expense, second quarter operating expenses as a percentage of revenue were at their lowest level in more than four years.”
Commenting on the Company’s financial expectations for the balance of the year, Schilling said, “Based on our performance through the first half of the year, we are revising our financial guidance for 2009 to revenue between $286 million to $291 million, operating expenses (excluding depreciation, amortization and accretion) between $194 million to $197 million, and capital expenses between $16 million to $18 million.
* * * * * * * * *
USA Mobility plans to host a conference call for investors on its second quarter results at 10:00 a.m. Eastern Time on Thursday, July 30, 2009. The dial-in number for the call is 888-801-6494 (toll-free) or 913-312-0970 (toll). The pass code for the call is 8045078. A replay of the call will be available from 3:00 p.m. ET on July 30 until 11:59 p.m. on Thursday, August 13. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 8045078.
* * * * * * * * *
About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to a majority of the Fortune 1000 companies. The Company operates the largest one-way paging and advanced two-way paging networks in the United States. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry® smartphones and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, the ability to continue to reduce operating expenses, future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09
Revenues:
Paging service	$86,773	$83,360	$80,533	$75,989	$72,021	$67,972
Cellular	1,859	1,547	1,494	993	991	775
Product sales	4,871	5,741	5,014	5,863	5,271	5,269
Other	1,255	1,427	1,316	1,413	1,408	1,129

Total revenues	94,758	92,075	88,357	84,258	79,691	75,145

Operating expenses:
Cost of products sold	1,081	1,408	1,291	1,812	1,669	1,421
Service, rental and maintenance	33,969	31,583	29,069	28,199	22,955	21,290
Selling and marketing	7,836	7,549	6,756	6,144	6,062	5,600
General and administrative	21,808	20,782	20,631	18,289	20,186	22,801
Severance and restructuring	145	153	5,063	(35)	190	52
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174
Goodwill impairment	188,170	—	—	—	—	—

Total operating expenses	265,522	73,149	73,885	66,159	62,332	62,338

% of total revenues	280.2%	79.4%	83.6%	78.5%	78.2%	83.0%

Operating (loss) income	(170,764)	18,926	14,472	18,099	17,359	12,807

% of total revenues	-180.2%	20.6%	16.4%	21.5%	21.8%	17.0%

Interest income, net	578	672	471	79	26	28
Other income (expense), net	125	202	205	90	112	(42)

(Loss) income before income tax expense (benefit)	(170,061)	19,800	15,148	18,268	17,497	12,793
Income tax expense (benefit)	7,739	9,528	12,730	10,235	7,516	(31,953)

Net (loss) income	$(177,800)	$10,272	$2,418	$8,033	$9,981	$44,746

Basic net (loss) income per common share	$(6.48)	$0.37	$0.09	$0.32	$0.43	$1.96

Diluted net (loss) income per common share	$(6.48)	$0.37	$0.09	$0.32	$0.43	$1.93

Basic weighted average common shares outstanding	27,459,068	27,474,156	27,474,156	25,348,440	23,134,072	22,858,573

Diluted weighted average common shares outstanding	27,459,068	27,600,976	27,602,296	25,444,277	23,479,796	23,200,736

Reconciliation of operating (loss) income to EBITDA (b):
Operating (loss) income	$(170,764)	$18,926	$14,472	$18,099	$17,359	$12,807
Add back: depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174
Add back: goodwill impairment	188,170	—	—	—	—	—

EBITDA	$29,919	$30,600	$25,547	$29,849	$28,629	$23,981

% of total revenues	31.6%	33.2%	28.9%	35.4%	35.9%	31.9%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or earnings before interest, taxes, depreciation, amortization, accretion and goodwill impairment is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09
Units in service

Beginning units in service
Direct one-way	2,854	2,733	2,614	2,490	2,349	2,198
Direct two-way	221	206	196	184	171	157

Total direct	3,075	2,939	2,810	2,674	2,520	2,355

Indirect one-way	312	286	261	227	196	161
Indirect two-way	98	108	105	101	99	91

Total indirect	410	394	366	328	295	252

Total beginning units in service	3,485	3,333	3,176	3,002	2,815	2,607

Gross placements
Direct one-way	77	90	76	61	67	74
Direct two-way	8	11	8	7	6	7

Total direct	85	101	84	68	73	81

Indirect one-way	17	22	12	8	8	9
Indirect two-way	16	7	7	6	4	2

Total indirect	33	29	19	14	12	11

Total gross placements	118	130	103	82	85	92

Gross disconnects
Direct one-way	(199)	(209)	(199)	(202)	(218)	(193)
Direct two-way	(22)	(21)	(20)	(20)	(20)	(17)

Total direct	(221)	(230)	(219)	(222)	(238)	(210)

Indirect one-way	(44)	(47)	(47)	(39)	(43)	(31)
Indirect two-way	(5)	(10)	(11)	(8)	(12)	(9)

Total indirect	(49)	(57)	(58)	(47)	(55)	(40)

Total gross disconnects	(270)	(287)	(277)	(269)	(293)	(250)

Net gain (loss)
Direct one-way	(122)	(119)	(123)	(142)	(151)	(119)
Direct two-way	(14)	(10)	(12)	(12)	(14)	(10)

Total direct	(136)	(129)	(135)	(154)	(165)	(129)

Indirect one-way	(27)	(25)	(35)	(31)	(35)	(22)
Indirect two-way	11	(3)	(4)	(2)	(8)	(7)

Total indirect	(16)	(28)	(39)	(33)	(43)	(29)

Total net change	(152)	(157)	(174)	(187)	(208)	(158)

Ending units in service
Direct one-way	2,732	2,614	2,491	2,349	2,198	2,079
Direct two-way	207	196	184	171	157	147

Total direct	2,939	2,810	2,675	2,520	2,355	2,226

Indirect one-way	285	261	226	196	161	139
Indirect two-way	109	105	101	99	91	84

Total indirect	394	366	327	295	252	223

Total ending units in service	3,333	3,176	3,002	2,815	2,607	2,449

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09
ARPU
Direct one-way	$7.83	$7.85	$8.08	$8.09	$8.11	$8.18
Direct two-way	23.68	23.90	23.78	23.77	23.68	23.62

Total direct	8.95	8.97	9.16	9.16	9.15	9.21

Indirect one-way	4.10	4.57	4.79	5.12	7.05	7.43
Indirect two-way	7.52	7.08	5.35	4.53	4.58	5.19

Total indirect	4.97	5.28	4.96	4.93	6.19	6.60

Total one-way	7.47	7.54	7.79	7.85	8.03	8.14
Total two-way	18.44	18.07	17.29	16.84	16.66	16.86

Total paging ARPU	$8.49	$8.54	$8.69	$8.71	$8.86	$8.96

Gross disconnect rate (b)
Direct one-way	-7.0%	-7.6%	-7.6%	-8.1%	-9.3%	-8.8%
Direct two-way	-10.2%	-10.4%	-10.2%	-10.6%	-11.8%	-11.0%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%	-8.9%

Indirect one-way	-13.9%	-16.4%	-17.9%	-17.3%	-22.0%	-19.4%
Indirect two-way	-5.3%	-8.8%	-10.3%	-7.7%	-11.6%	-9.1%

Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%	-15.6%

Total one-way	-7.7%	-8.5%	-8.6%	-8.9%	-10.3%	-9.5%
Total two-way	-8.7%	-9.8%	-10.2%	-9.6%	-11.7%	-10.3%

Total paging gross disconnect rate	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%	-9.6%

Net gain (loss) rate (c)
Direct one-way	-4.3%	-4.3%	-4.7%	-5.7%	-6.4%	-5.4%
Direct two-way	-6.4%	-5.2%	-6.1%	-6.8%	-8.5%	-6.4%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%

Indirect one-way	-8.5%	-8.6%	-13.2%	-13.7%	-17.8%	-13.7%
Indirect two-way	11.0%	-2.4%	-4.1%	-1.5%	-8.2%	-7.2%

Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%	-11.3%

Total one-way	-4.7%	-4.8%	-5.5%	-6.4%	-7.3%	-6.0%
Total two-way	-1.1%	-4.2%	-5.4%	-4.9%	-8.4%	-6.7%

Total paging net gain (loss) rate	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%	-6.0%

(a)	Slight variations in totals are due to rounding.

(b)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(c)	Net gain (loss) rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY MARKET SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09
Gross placement rate (b)
Healthcare	3.3%	4.8%	3.8%	3.0%	3.7%	4.4%
Government	2.2%	2.1%	2.2%	2.1%	1.7%	2.4%
Large enterprise	2.4%	2.3%	2.2%	2.1%	2.4%	2.2%
Other	2.5%	2.6%	2.4%	2.2%	2.4%	2.5%

Total direct	2.8%	3.4%	3.0%	2.5%	2.9%	3.4%
Total indirect	8.0%	7.4%	5.1%	4.4%	3.9%	4.3%

Total	3.4%	3.9%	3.2%	2.7%	3.0%	3.5%

Gross disconnect rate (b)
Healthcare	-5.1%	-5.8%	-6.0%	-6.4%	-6.8%	-6.2%
Government	-6.7%	-8.5%	-8.5%	-9.3%	-9.9%	-10.7%
Large enterprise	-8.6%	-9.2%	-9.2%	-8.9%	-13.3%	-13.0%
Other	-10.7%	-10.5%	-10.1%	-11.4%	-13.0%	-12.4%

Total direct	-7.2%	-7.8%	-7.8%	-8.3%	-9.5%	-8.9%
Total indirect	-11.8%	-14.3%	-15.7%	-14.3%	-18.5%	-15.6%

Total	-7.7%	-8.6%	-8.7%	-9.0%	-10.4%	-9.6%

Net loss rate (b)
Healthcare	-1.7%	-0.9%	-2.1%	-3.4%	-3.1%	-1.8%
Government	-4.5%	-6.4%	-6.3%	-7.1%	-8.2%	-8.4%
Large enterprise	-6.2%	-6.9%	-7.0%	-6.8%	-10.9%	-10.9%
Other	-8.2%	-7.9%	-7.8%	-9.2%	-10.6%	-10.0%

Total direct	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%
Total indirect	-3.9%	-6.9%	-10.6%	-10.0%	-14.6%	-11.3%

Total	-4.4%	-4.7%	-5.5%	-6.2%	-7.4%	-6.0%

End of period units in service % of total (b)
Healthcare	38.3%	40.0%	41.5%	42.8%	44.9%	49.8%
Government	17.9%	17.7%	17.6%	17.4%	17.2%	15.6%
Large enterprise	13.1%	12.8%	12.6%	12.5%	12.0%	11.8%
Other	18.9%	18.0%	17.4%	16.8%	16.2%	13.7%

Total direct	88.2%	88.5%	89.1%	89.5%	90.3%	90.9%
Total indirect	11.8%	11.5%	10.9%	10.5%	9.7%	9.1%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

(b)	Changes in the classification of units in service are reflected in the quarter when such changes are identified. Such changes are then appropriately reflected in calculating the gross placement, gross disconnect and net loss rates.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09
Account size ending units in service (000’s)
1 to 3 units	184	172	159	149	137	126
4 to 10 units	112	104	97	89	82	75
11 to 50 units	276	255	236	218	199	183
51 to 100 units	164	155	144	133	125	112
101 to 1,000 units	784	750	716	681	626	580
>1,000 units	1,419	1,374	1,323	1,250	1,186	1,150

Total	2,939	2,810	2,675	2,520	2,355	2,226

End of period units in service % of total direct
1 to 3 units	6.2%	6.1%	5.9%	5.9%	5.8%	5.7%
4 to 10 units	3.8%	3.7%	3.6%	3.5%	3.5%	3.4%
11 to 50 units	9.4%	9.1%	8.8%	8.7%	8.4%	8.2%
51 to 100 units	5.6%	5.5%	5.4%	5.3%	5.3%	5.0%
101 to 1,000 units	26.7%	26.7%	26.8%	27.0%	26.6%	26.0%
>1,000 units	48.3%	48.9%	49.5%	49.6%	50.4%	51.7%

Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units	-7.8%	-6.9%	-7.0%	-6.9%	-7.8%	-7.9%
4 to 10 units	-6.5%	-7.2%	-6.7%	-7.8%	-8.8%	-7.9%
11 to 50 units	-7.6%	-7.4%	-7.4%	-7.6%	-8.9%	-8.2%
51 to 100 units	-6.9%	-5.5%	-7.5%	-7.2%	-6.2%	-10.1%
101 to 1,000 units	-5.2%	-4.3%	-4.6%	-4.9%	-8.0%	-7.4%
>1,000 units	-2.4%	-3.2%	-3.7%	-5.5%	-5.1%	-3.1%

Total	-4.4%	-4.4%	-4.8%	-5.8%	-6.6%	-5.5%

Account size ARPU
1 to 3 units	$14.66	$14.62	$14.72	$14.68	$14.73	$15.07
4 to 10 units	13.56	13.56	13.92	13.89	14.00	14.30
11 to 50 units	10.99	11.03	11.40	11.35	11.41	11.65
51 to 100 units	9.57	9.76	10.36	10.25	10.30	10.13
101 to 1,000 units	8.23	8.45	8.91	8.98	8.94	9.04
>1,000 units	7.75	7.70	7.72	7.75	7.77	7.80

Total	$8.95	$8.97	$9.16	$9.16	$9.15	$9.21

Cellular revenue
Number of activations	4,509	3,970	3,779	2,287	2,389	2,207

Revenue from cellular services (000’s)	$1,859	$1,547	$1,494	$993	$991	$775

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/08	6/30/08	9/30/08	12/31/08	3/31/09	6/30/09

Cost of products sold	$1,081	$1,408	$1,291	$1,812	$1,669	$1,421

Service, rental and maintenance
Site rent	17,792	16,756	15,463	14,785	11,218	10,223
Telecommunications	6,204	5,503	5,072	5,307	4,485	4,284
Payroll and related	6,683	6,504	5,827	5,490	5,631	5,286
Stock based compensation	17	19	19	18	49	7
Other	3,273	2,801	2,688	2,599	1,572	1,490

Total service, rental and maintenance	33,969	31,583	29,069	28,199	22,955	21,290

Selling and marketing
Payroll and related	5,164	4,797	4,317	4,145	4,175	3,711
Commissions	1,724	2,037	1,742	1,213	1,201	1,422
Stock based compensation	39	50	49	60	109	26
Other	909	665	648	726	577	441

Total selling and marketing	7,836	7,549	6,756	6,144	6,062	5,600

General and administrative
Payroll and related	8,682	8,129	7,847	7,992	9,075	7,754
Stock based compensation	190	247	253	298	569	241
Bad debt	711	691	680	618	850	750
Facility rent	2,073	2,199	1,937	1,689	1,628	1,446
Telecommunications	1,048	983	936	834	771	721
Outside services	5,359	4,584	4,632	4,519	4,514	4,063
Taxes, licenses and permits	1,958	2,055	2,216	372	1,101	1,695
Other	1,787	1,894	2,130	1,967	1,678	6,131

Total general and administrative	21,808	20,782	20,631	18,289	20,186	22,801

Severance and restructuring	145	153	5,063	(35)	190	52
Depreciation, amortization and accretion	12,513	11,674	11,075	11,750	11,270	11,174
Goodwill impairment	188,170	—	—	—	—	—

Operating expenses	$265,522	$73,149	$73,885	$66,159	$62,332	$62,338

Capital expenditures	$3,988	$3,892	$6,214	$4,242	$6,054	$4,355

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(in thousands)

	12/31/08	6/30/09
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$75,032	$79,570
Accounts receivable, net	25,118	20,919
Tax receivable	—	4,424
Prepaid expenses and other	6,226	4,656
Deferred income tax assets, net	6,025	1,805

Total current assets	112,401	111,374
Property and equipment, net	57,867	50,482
Intangible assets, net	6,520	3,577
Deferred income tax assets, net	59,599	46,802
Other assets	4,973	3,823

Total assets	$241,360	$216,058

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$40,983	$37,659
Customer deposits	1,203	1,028
Deferred revenue	9,958	8,169

Total current liabilities	52,144	46,856
Other long-term liabilities	48,478	11,128

Total liabilities	100,622	57,984

Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	140,736	138,020
Retained earnings	—	20,052

Total stockholders’ equity	140,738	158,074

Total liabilities and stockholders’ equity	$241,360	$216,058

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(unaudited and in thousands)

	For the six months ended
	6/30/08	6/30/09
Cash flows from operating activities:
Net (loss) income	$(167,528)	$54,727
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, amortization and accretion	24,187	22,444
Goodwill impairment	188,170	—
Deferred income tax expense	15,759	17,012
Amortization of stock based compensation	562	1,001
Provisions for doubtful accounts, service credits and other	3,022	2,507
Non-cash transaction tax accrual adjustments	(1,228)	(1,949)
Loss on disposals of property and equipment	24	153
Changes in assets and liabilities:
Accounts receivable	(1,633)	1,692
Prepaid expenses and other	1,617	(2,922)
Intangibles and other long-term assets	1,490	(143)
Accounts payable and accrued liabilities	(9,798)	(2,261)
Customer deposits and deferred revenue	(1,154)	(1,964)
Other long-term liabilities	—	(37,654)

Net cash provided by operating activities	$53,490	$52,643

Cash flows from investing activities:
Purchases of property and equipment	(7,880)	(10,409)
Proceeds from disposals of property and equipment	169	23

Net cash used in investing activities	$(7,711)	$(10,386)

Cash flows from financing activities:
Cash distributions to stockholders	(24,565)	(34,182)
Purchase of common stock	—	(3,537)

Net cash used in financing activities	$(24,565)	$(37,719)

Net increase in cash and cash equivalents	21,214	4,538
Cash and cash equivalents, beginning of period	64,542	75,032

Cash and cash equivalents, end of period	$85,756	$79,570

Supplemental disclosure:
Interest paid	$3	$—

Income taxes paid (state and local)	$420	$385

(a)	Slight variations in totals are due to rounding.